MarketWise Announces Initiation of Quarterly Cash Dividend

BALTIMORE, MARYLAND, May 11, 2023 (GLOBE NEWSWIRE) -- MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or “the Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today announced that its Board of Directors has approved the initiation of a dividend program pursuant to which the Company intends to pay quarterly cash dividends to holders of Class A common stock at an initial amount of $0.01 per share. A comparable distribution of $0.01 per share has also been approved to holders of MarketWise common units. The first dividend and distribution will be paid on July 20, 2023, to shareholders and unitholders of record as of June 1, 2023.
Amber Lee Mason, Chief Executive Officer of MarketWise commented, “We are excited to announce the Board’s decision to adopt a quarterly cash dividend. It reflects their confidence in our operating strategy and our ability to generate sustainable cash flows. It also demonstrates our commitment to maximizing long-term value for our shareholders. Our initial quarterly dividend begins a program of regular capital return to shareholders, while still allowing us take advantage of future growth opportunities.”
The Company intends to pay cash dividends on a quarterly basis. All subsequent dividends, if any, are subject to review and approval by the MarketWise Board of Directors at its discretion. The decision whether to pay any future dividends and the amount of any such dividend will be based on, among other things, the Company’s financial position, results of operations, cash flows, capital requirements and the requirements of applicable law, and any other factors the Board of Directors may deem relevant. MarketWise anticipates that the dividends, if any, will be funded with available cash on hand.
About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 20 years of operating history, MarketWise is currently comprised of 12 primary customer facing brands, offering more than 190 products to our community of Free and Paid Subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s ability to capitalize on growth opportunities, its intentions to continue paying a dividend and the frequency of any future dividend payments. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including those described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022.
MarketWise Investor Relations Contact
Jonathan Shanfield – MarketWise Investor Relations
Jamie Lillis – Solebury Strategic Communications
(800) 290-4113
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com

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